Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2009, relating to the consolidated financial statements of BE Aerospace, Inc., and the effectiveness of BE Aerospace, Inc.’s internal control over financial reporting, appearing in or incorporated by reference in the Annual Report on Form 10-K of BE Aerospace, Inc. for the year ended December 31, 2008.

/s/  DELOITTE & TOUCHE LLP

Boca Raton, Florida
August 4, 2009